Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-02903, No. 333-04712, No. 333-87124, No. 333-102109, No. 333-125291, No. 333-134031, No. 333-143285, No. 333-151290 and No. 333-159501 on Form S-8, of our report dated March 16, 2009 relating to the consolidated financial statements of West Marine, Inc. for the years ended January 3, 2009 appearing in this Annual Report on Form 10-K of West Marine, Inc. for the year ended January 1, 2011.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California March 14, 2011